                              POWER OF ATTORNEY

     Know all by these presents, that the undersigned hereby authorizes Martin

H. Goldstein and William D. Young, or either of them, to execute for and on behalf of the undersigned, in the undersigned's capacity as a officer of

ViroLogic, Inc. (the "Company"), Forms 3, 4 and 5 and any Amendments thereto,

and cause such form(s) to be filed with the Securities and Exchange

Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934,

relating to the undersigned's beneficial ownership of securities in the Company.

The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary,

or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or substitute or substitutes of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the

Company assuming, any of the undersigned's responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the

Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 6th day of July, 2000.

                                              /s/ Cristina Kepner

        Cristina Kepner

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